UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

Sanomedics International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 433-7814 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2013, Sanomedics International Holdings, Inc., a Delaware corporation (“Sanomedics” and/or the “Company”), and Anovent, Inc., a Florida corporation and wholly owned subsidiary of Sanomedics (“Anovent”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Duke Medical Equipment LLC, a Texas limited liability company (“Duke”) and Vann R. Duke, the sole equity holder of Duke (the “Seller”).  Duke is a leading respiratory and sleep disorder provider of treatment equipment and services. It provides medical supplies to patients with sleep apnea with products such as CPAP/BiPAP, respiratory equipment, nasal and oral masks, and pulse oximeters. Duke services patients throughout Houston and Galveston, Texas.

Pursuant to the Purchase Agreement, at the closing the Seller will transfer to the Company all the membership interest of Duke for an aggregate purchase price of $7,000,000, subject to certain adjustments as summarized herein, payable as follows:

•           a cash payment to the Seller in the amount of $2,000,000. The Purchase Agreement provides for the Company to have consummated a financing of at least $2,000,000 with such proceeds specifically designated for the purpose of consummating the transactions contemplated by this Purchase Agreement within sixty (60) days of this Purchase Agreement;

•           Anovent will issue two additional secured promissory notes (“Notes A and B”) to the Seller in the aggregate principal amount of $2,000,000, both of which will be secured by Duke’s assets. Note A in the principal amount of $1,000,000 will bear interest at 5% per annum, with monthly payments of principal and interest, and will mature eighteen (18) months after the closing date. Note B in the principal amount of $1,000,000 will bear interest at 5% per annum, with annual payments of interest and principal payable monthly over two years from the date of closing provided; however, that the principal balance of Note B (and the respective monthly payments) shall be reduced if: (i) the earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of Duke for the fiscal year ended December 31, 2013 is less than $1,500,000; and/or (ii) the EBITDA for the fiscal year ended December 31, 2014 is less than $1,500,000. At the Seller’s option, Note B can be paid in shares of common stock of the  Company on terms acceptable to Seller and the Company. Notes A and B will be guaranteed by the Company in the form of a Continuing Guaranty; and.

•           $3,000,000 in the form of shares of restricted common stock of the Company (the “Shares”), with the number of Shares to be issued to be determined at closing by dividing $3,000,000 by the average closing bid for the Company’s common stock as quoted on the OTC Bulletin Board, the OTC Pink Sheets or other similar quotation system, as applicable, for the five (5) trading days immediately preceding the closing (the “Original Issuance Price”).

The Purchase Agreement also requires the Company to enter at closing into a management agreement with the Seller and an employment agreement with Ms. Erin Duke for certain management services.  Each of these agreement will also contain a covenant of the each of the Seller and Ms. Duke not to compete with the Company and Duke for a two year period.

The Purchase Agreement further provides that the Company will engage its independent registered public accounting firm to prepare an audit of Duke’s financial statements for the years ended December 31, 2011 and 2012 after the closing.  If, for any reason the independent registered public accounting firm determines that the audit cannot be concluded, the Company and Buyer shall have the option to terminate (or rescind) the transactions contemplated by the Purchase Agreement.  In addition, if Duke’s total asset value at December 31, 2012 as determined in accordance with the audited financial statements is less than the value set forth on the financial statements previously provided to the Company and such difference is five percent (5%) or greater, the purchase price will be reduced by such amount on a dollar for dollar basis equal to such deficiency.

The Purchase Agreement contains customary representations, warranties and covenants, and provides for customary indemnification in the event of breaches of such representations, warranties and covenants.  The closing of the transactions contemplated by the Purchase Agreement are subject to customary closing conditions. The closing is scheduled to occur on the fifth business day following the satisfaction of all conditions precedent to closing.

The foregoing descriptions of the transaction do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement filed as Exhibit 10.42 to this Current Report on Form 8-K. The Purchase Agreement is being filed to provide information regarding the terms of the Company’s pending acquisition of Duke, and no representation, warranty, covenant or agreement contained in the Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any person other than the Seller, or covenant or agreement of the Company with any person other than the Seller. The representations, warranties, covenants and agreements contained in the Purchase Agreement are solely for the benefit of the parties thereto, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors in the Company and may be qualified by disclosures between the parties.

Item 7.01  Regulation FD Disclosure.

On July 11, 2013 the Company issued a press releases announcing that it entered into a definitive agreement to acquire Duke, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Sanomedics International Holdings, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.42	Equity Purchase Agreement dated July 10, 2013 by and among Sanomedics International Holdings, Inc., Anovent, Inc., Duke Medical Equipment LLC and Vann R. Duke.

99.1	Press release dated July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc

Date: July 16, 2013	By:	/s/ David C. Langle
David C. Langle, Chief Financial Officer